EXHIBIT 99



Nasdaq SmallCap ! VCIC       For additional information contact:
                             G.S. Donovan (708) 496-4200
                             K.K. Duttlinger (708) 496-4200
                             S.M. Schuster (630) 575-2342



               VISKASE COMPANIES, INC. ANNOUNCES INTENTION
                  TO SELL PLASTIC SHRINK FILM BUSINESS


CHICAGO, ILLINOIS, January 17, 2000 - Viskase Companies, Inc. (Nasdaq SmallCap: VCIC) announced today that it intends to sell its plastic barrier and non-barrier shrink film business. The business being sold includes production facilities in the United States, Canada, United Kingdom and Brazil. Proceeds from the sale will be used principally to retire debt. Donaldson, Lufkin and Jenrette has been retained to manage the sale process and solicit offers. Discussions with interested parties will begin immediately, with efforts to close the sale by mid-year.

Viskase will focus its future efforts on its worldwide cellulosic casings business with primary emphasis on fully commercializing its NUCEL(R) technology and developing new products having innovative benefits for its customers. This new technology represents a significant breakthrough in the efficient production of the Company's casings products utilized in the production of meat and poultry products such as hot dogs and sausages.

                          # # #